PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of the following funds of the Goldman Sachs Variable Insurance Trust: Goldman Sachs Money Market Fund, Goldman Sachs Strategic Growth Fund (formerly, the Goldman Sachs Capital Growth Fund), Goldman Sachs Large Cap Value Fund (formerly, the Goldman Sachs Growth and Income Fund), Goldman Sachs Strategic International Equity Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Equity Index Fund, Goldman Sachs Core Fixed Income Fund, and Goldman Sachs Government Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 30, 2010